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[LOGO]            							Exhibit 99.1

FOR IMMEDIATE RELEASE

  			ALLIED RISER COMMUNICATIONS ANNOUNCES
    LIMITED REPURCHASE OF NOTES AND CONFIRMS ACTIONS OF NOTEHOLDER GROUP

(DALLAS, TX. December 12, 2001) -- Allied Riser Communications Corporation (NASDAQ: ARCC) announced today that it had initiated the repurchase of certain of its 7.50% convertible subordinated notes due 2007 (the "notes") at a discount from the face value of the notes in limited open market or negotiated transactions. The purchases were authorized by the ARC board of directors and approved by Cogent Communications Group, Inc. pursuant to the merger agreement signed by the companies in August 2001.

"While the transactions completed to date are not material to ARC's current financial position, we continue to believe that the repurchase of a certain amount of these notes at the right price makes sense for ARC," stated Quen Bredeweg, ARC's chief financial officer. ARC stressed that there can be no assurance that it will purchase any additional notes.

In addition, ARC confirmed that certain of the holders of the notes had filed notices with the Securities and Exchange Commission on Schedule 13D indicating that they are acting as a group. Included in the Schedule 13D filings are copies of documents indicating that the group has filed a suit against ARC and its board of directors alleging, among other things, breaches of fiduciary duties and requesting injunctive relief to prohibit ARC's merger with Cogent. The documents also allege default by ARC under the indenture related to the notes. ARC believes that the allegations contained in the documents are without merit.

As previously announced, ARC has entered into a merger agreement with Cogent Communications Group, Inc. In the merger, holders of ARC common stock will receive shares of Cogent common stock. Under the terms of the merger agreement with Cogent, ARC is prohibited from, among other things, repurchasing its outstanding securities, including the notes, without Cogent's consent. ARC intends to seek Cogent's consent to any possible repurchase of additional notes. There can be no assurance that Cogent will consent to any additional repurchases.

Important Information for Investors and Security Holders

Investors and security holders are urged to carefully read the Registration Statement and the Proxy Statement/Prospectus filed with the SEC by Cogent Communications Group, Inc. on October 16, 2001 and the amendments thereto because these documents contain important information about ARC and the proposed merger transaction with Cogent. Investors and security holders may obtain the documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by ARC free of charge by requesting them in writing from ARC, 1700 Pacific Avenue, Suite 400, Dallas, Texas 75201, Attention: Investor Relations, or by telephone at (214) 210-3000.

In addition to the Proxy Statement/Prospectus, ARC files annual, quarterly and special reports, proxy statements and other information with the SEC. These filings are also available at www.sec.gov.

ARC and its directors, executive officers and certain members of management and employees, may be deemed participants in the solicitation of proxies from the stockholders of ARC in connection with the merger. Information about the directors and executive officers of ARC, their ownership of ARC's stock is set forth in ARC's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Stockholders and investors may obtain additional information regarding the interests of such participants in the merger by reading the Proxy Statement/Prospectus.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

Certain information contained in this release are not historical facts, but are "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding any repurchase of additional notes. Certain information in this release concerning ARC's business may also be forward-looking, including the future business prospects for ARC. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties, many of which are beyond ARC's control. Actual results may differ materially from those anticipated in any forward-looking statement as a result of certain risks and uncertainties. For further discussion of important risk factors that may materially affect management's estimates, ARC's results and the forward-looking statements herein, please see the risk factors contained in ARC's SEC filings.

Contact:
Quen Bredeweg; Chief Financial Officer; ARC; 214/210-3000